NEUBERGER BERMAN EQUITY FUNDS
                                  ADVISOR CLASS
                           PLAN PURSUANT TO RULE 12b-1
                                   SCHEDULE A

     The Advisor Class of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:

                                              Fee (as a Percentage of Average
                  Series                      Daily Net Assets of Advisor Class)
                  ------                      ----------------------------------

Neuberger Berman Fasciano Fund                               0.25%

Neuberger Berman Focus Fund                                  0.25%

Neuberger Berman Genesis Fund                                0.25%

Neuberger Berman Global Real Estate Fund                     0.25%

Neuberger Berman Guardian Fund                               0.25%

Neuberger Berman Manhattan Fund                              0.25%

Neuberger Berman Millennium Fund                             0.25%

Neuberger Berman Partners Fund                               0.25%

         DATED: September 1, 2007